CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO


                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 20-F annual report of SGL Carbon AG (the "Company") for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "annual report"), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of such officer's knowledge and belief, that:

1. the annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                          /s/ Robert J. Koehler
                                                              Robert J. Koehler

                                            Chairman of the Executive Committee





                                                          /s/ Dr. Bruno Toniolo
                                                              Dr. Bruno Toniolo

                                              Member of the Executive Committee

Date: April 6, 2004